NEW RELEASE -  General Steel Holdings, Inc. Reports Strong Fiscal Year 2007 First Quarter Financial Results & Announces Conference Call and Webcast

BEIJING, China, May 14, 2007 / Xinhua-PRNewswire/ -- General Steel Holdings, Inc. (OTC Bulletin Board: GSHO), China’s first publicly traded steel manufacturer in the US, reports financial results for its 2007 fiscal year first quarter ending March 31, 2007. Management will host a conference call and webcast on Wednesday, May 16, 2007, 9:00 a.m. Eastern time to discuss these results.

2007 First Quarter Financial Results

Sales Revenue increased 82% to $37.6 million in the first quarter of 2007 compared to $20.6 million in the same period of 2006. Shipment volume increased by 64% to 87,786 tons in the first three months of 2007 compared to 53,547 tons in the first three months of 2006. Overall Cost of Sales was $35.9 million in the first quarter of 2007, an 85% increase over the same period in the previous year. Gross Profit increased 36% to $1.73 million in the first three months of 2007 from $1.27 million in the same period of 2006. Selling, General and Administrative expenses decreased 2.2% to $630,200 in the first quarter of 2007 in contrast to $644,795 in the first three months of 2006. Net Income was up 88% to $474,865 in the first quarter of 2007 as opposed to $252,408 in the same period of 2006. EPS rose to 0.015 from 0.008.

The primary reasons for the Net Income result include strong demand for General Steel’s main product, hot-rolled carbon steel sheets, well controlled costs and improving margins.

“We are very pleased with our 2007 first quarter results. In 2006, we invested heavily in improving and expanding our operations: We added 4 new production lines, increased our capacity by 150,000 tons, brought on 16 new distributors, and increased our processing efficiency by 20%. Now, in the first quarter of 2007, we can really see that these investments are beginning to gain traction and generate positive results,” said Henry Yu, General Steel Holdings, Inc. Chairman and CEO.

He further elaborated, “We continue to see strong demand for our product and are clearly the dominate market leader in our niche. We saw the price of steel rise in the first quarter, our costs are managed and under control and our gross margin is improving. We are very excited about the remaining quarters of the year.”

Conference Call and Webcast

Management will host a conference call at 9:00 A.M. U.S. Eastern time on Wednesday, May 16, 2007, to discuss results for the first quarter. Joining Henry Yu, General Steel Holdings Chairman and Chief Executive Officer, on the call will be John Chen, the company’s Chief Financial Officer and Ross Warner, a Director with the company. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 1-800-860-2442. The pass code for the call is “General Steel.”

This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the following URL http://www.videonewswire.com/event.asp?id=39795. To listen to the live webcast, go to the URL at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on General Steel Holdings’ website http://www.gshi-steel.com for 90 days.

About General Steel Holdings, Inc.

General Steel Holdings, Inc. through its subsidiary, Tianjin Daqiuzhuang Metal Sheet Co., Ltd., is a leading manufacturer of high quality hot-rolled steel sheets used in the construction of small agricultural and specialty vehicles. Since 1988, it has expanded its operations to ten production lines capable of processing 400,000 tons of 0.7-2.0 mm hot-rolled carbon steel sheets per year. It is now the largest producer in its product category in China. For more information, visit www.gshi-steel.com.

Information Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company’s Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact:
Ross Warner
General Steel Holdings, Inc.
Tel: (Beijing) +86-10-5879-7346
Email: ross@gshi-steel.com
Skype: ross.warner.generalsteel

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2007 AND DECEMBER 31, 2006

A S S E T S
	March 31,	December 31,
	2007	2006
	(Unaudited)
CURRENT ASSETS:
Cash	$4,797,815	$6,831,549
Restricted cash	4,274,434	4,231,523
Accounts receivable, net of allowance for doubtful accounts of $138,522
and $137,132 as of March 31, 2007 and December 31, 2006, respectively	11,348,292	17,095,718
Notes receivable	2,066,340	537,946
Other receivables	188,256	268,784
Other receivables - related parties	517,400	850,400
Inventories	14,382,854	12,489,290
Advances on inventory purchases	13,725,067	2,318,344
Prepaid expenses - current	46,620	46,152
Total current assets	51,347,078	44,669,706

PLANT AND EQUIPMENT, net	26,439,964	26,606,594

OTHER ASSETS:
Prepaid expenses - non current	872,009	740,868
Intangible assets - land use right, net of accumulated amortization	1,745,923	1,804,440
Total other assets	2,617,932	2,545,308

Total assets	$80,404,974	$73,821,608

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y

CURRENT LIABILITIES:
Accounts payable	$4,991,010	$3,001,775
Short term loans - bank	31,886,785	30,284,686
Short term notes payable	8,236,200	8,153,520
Other payables	81,198	355,142
Accrued liabilities	1,032,995	1,064,012
Customer deposits	2,742,278	1,093,602
Deposits due to sales representatives	1,658,895	2,051,200
Taxes payable	6,232,648	5,391,602
Shares subject to mandatory redemption	1,950,000	2,179,779
Total current liabilities	58,812,009	53,575,318

MINORITY INTEREST	6,465,791	6,185,797

SHAREHOLDERS' EQUITY:
Common Stock, $0.001 par value, 75,000,000 shares authorized, 32,444,665 and
32,426,665 shares issued and outstanding (including 1,000,000 and 1,176,665
redeemable shares) as of March 31, 2007 and December 31, 2006, respectively	31,445	31,250
Paid-in-capital	7,239,428	6,871,358
Retained earnings	5,449,052	4,974,187
Statutory reserves	1,107,010	1,107,010
Accumulated other comprehensive income	1,300,239	1,076,688
Total shareholders' equity	15,127,174	14,060,493

Total liabilities and shareholders' equity	$80,404,974	$73,821,608

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Unaudited)

	2007	2006
		(Restated)

REVENUES	$37,607,971	$20,642,503

COST OF SALES	35,874,966	19,371,587

GROSS PROFIT	1,733,005	1,270,916

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	630,200	644,795

INCOME FROM OPERATIONS	1,102,805	626,121

OTHER EXPENSE, NET	220,676	160,139

INCOME BEFORE PROVISION FOR INCOME TAXES	882,129	465,982
AND MINORITY INTEREST

PROVISION FOR INCOME TAXES	127,270	-

NET INCOME BEFORE MINORITY INTEREST	754,859	465,982

LESS MINORITY INTEREST	279,994	213,574

NET INCOME	474,865	252,408

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	223,551	121,405

COMPREHENSIVE INCOME	$698,416	$373,813

WEIGHTED AVERAGE NUMBER OF SHARES	31,320,251	31,250,000

EARNING PER SHARE, BASIC AND DILUTED	$0.015	$0.008

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006

				Retained earnings		Accumulated other
	Common stock		Paid-in	Statutory		comprehensive
	Shares	Par value	capital	reserves	Unrestricted	income	Totals

BALANCE, January 1, 2006	31,250,000	$31,250	$6,871,358	$840,753	$4,207,236	$399,188	$12,349,785

Net income					252,408		252,408
Foreign currency translation adjustments						121,405	121,405

BALANCE, March 31, 2006, unaudited and restated	31,250,000	$31,250	$6,871,358	$840,753	$4,459,644	$520,593	$12,723,598

Net income					780,800		780,800
Adjustment to statutory reserve				266,257	(266,257)
Foreign currency translation adjustments						556,095	556,095

BALANCE, December 31, 2006	31,250,000	$31,250	$6,871,358	$1,107,010	$4,974,187	$1,076,688	$14,060,493

Net income					474,865		474,865
Common stock issued for conversion of redeemable
stock, $1.95/share	176,665	177	344,328				344,505
Common stock issued for service, $1.32/share	18,000	18	23,742				23,760
Foreign currency translation adjustments						223,551	223,551

BALANCE, March 31, 2007, unaudited	31,444,665	$31,445	$7,239,428	$1,107,010	$5,449,052	$1,300,239	$15,127,174

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Unaudited)

	2007	2006
		(Restated)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$474,865	$252,408
Adjustments to reconcile net income to cash
used in operating activities:
Minority interest	279,994	213,574
Depreciation	561,709	273,775
Amortization	76,524	73,718
Loss on disposal of equipment	-	27,845
Stock issued for services	23,760	-
Interest expense accrued on mandatory redeemable stock	114,726	114,724
(Increase) decrease in assets:
Accounts receivable	5,898,381	(1,577,243)
Other receivables	82,939	61,389
Other receivables - related parties	333,000	-
Inventories	(1,760,231)	(5,227,041)
Advances on inventory purchases	(11,340,142)	(3,598,499)
Prepaid expenses - current	(123,161)	(162,611)
Increase (decrease) in liabilities:
Accounts payable	1,951,381	(60,529)
Other payables	(275,480)	90,567
Other payable - related party	-	(650,000)
Accrued liabilities	(41,648)	279,506
Customer deposits	1,631,391	1,282,375
Taxes payable	783,398	260,995
Net cash used in operating activities	(1,328,594)	(8,345,047)

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	(2)	(18,968)
Notes receivable	(1,517,176)	(989,269)
Advances on equipment purchases	-	1,055,547
Deposits due to sales representatives	(411,542)	310,700
Purchase of equipment	(126,928)	(3,382,390)
Net cash used in investing activities	(2,055,648)	(3,024,380)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on short term loans - bank	8,785,581	7,220,668
Payments on short term loans - bank	(7,495,481)	(2,361,320)
Borrowings on short term notes payable	1,161,090	621,400
Payments on short term notes payable	(1,161,090)	(621,400)
Net cash provided by financing activities	1,290,100	4,859,348

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	60,407	35,707

DECREASE IN CASH	(2,033,735)	(6,474,372)

CASH, beginning of period	6,831,550	8,648,373

CASH, end of period	$4,797,815	$2,174,001